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                                                                    EXHIBIT 3(i)

                          NEWMONT MINING CORPORATION

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

     First: The name of this Corporation is Newmont Mining Corporation.

     Second: The registered office of the corporation in the state of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its Registered Agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     Third: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To subscribe for, purchase or otherwise acquire, and to hold, sell, assign, transfer, exchange, mortgage, pledge or otherwise dispose of the stocks, bonds, securities or other evidences of indebtedness of any corporation or corporations, association or associations, domestic or foreign, for whatever purpose organized or in whatever business engaged, and while the owner of such stocks, bonds, securities or other evidences of indebtedness to exercise all the rights, powers and privileges of ownership, including all rights to vote thereon.

     To guarantee any dividends, bonds, stocks, contracts or other obligations of any corporation in which this corporation is an owner or has an interest; to aid in any lawful manner such corporation, and to do all lawful acts and things designed for the preservation, protection, improvement, development or enhancement of the value of such corporation or of its stock, bonds, securities, evidences of indebtedness, contracts or other obligations.

     To form, promote, assist financially or otherwise, companies, syndicates, partnerships and associations of all kinds, so far as incidental to or connected with the corporate purposes, and to give any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking, to the extent that this Corporation may be lawfully interested therein.

     To purchase, lease, locate, or otherwise acquire, to prospect and explore for and to own, hold, option, sell, exchange, lease, mortgage or otherwise dispose of and deal in mineral lands, mines, mining rights, minerals, ores, real estate, water rights, and in claims and interests therein in any part of the world; to develop, improve and work the same; to conduct mining operations of every kind by any method now known or hereafter devised, and to operate plants for reducing, concentrating, smelting, converting, refining, preparing for market or otherwise treating ores, minerals, matte and bullion; to manufacture, acquire, deal in or otherwise dispose of products of mines, minerals and ores; to enter into contracts with other corporations (including any corporation in which the directors of this corporation may be interested or of which they may be officers or directors, or which may be the owner of a large or controlling interest in the stock of this corporation), for mining or working mineral deposits, for the operation of canals, ditches and hydraulic works, for the reduction, treatment, smelting and refining of the ores, minerals, matte and bullion produced by this corporation.

     To carry on, and license others to carry on all or any part of the several businesses enumerated in this paragraph, to wit: the business of manufacturers, merchants, traders, importers, exporters and dealers in and with goods, wares and merchandise of every description; of establishing, financing, developing, managing, operating and carrying on industrial, commercial, trading, manufacturing, mechanical, metallurgical, engineering, building, construction, contracting, mining, smelting, quarrying, refining, and chemical enterprises, undertakings, propositions, concessions or franchises in all their respective branches.

     To obtain, register, purchase, lease or otherwise acquire, to hold, use, own, operate, develop and introduce, to sell, assign, lease, pledge, mortgage, grant or acquire licenses in respect of and otherwise deal in and with or turn to account any and all copyrights, concessions, trade marks, formulae, secret processes, devices, trade names


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and distinctive marks, patents, patent rights, applications for patents and all inventions, licenses, privileges, improvements and processes used in connection with or secured under letters patent or otherwise of the United States or of any other country, relating to or useful in connection with any lawful business of the corporation, including the good will of the same.

     In Furtherance and Not in Limitation of the general powers conferred by the laws of the State of Delaware, and of the objects and purposes hereinbefore stated, it is hereby expressly provided that this Corporation shall also have the following powers, it being expressly provided that the enumeration of specific powers shall not be construed to limit or restrict in any manner the aforesaid general powers of the corporation.

     To acquire from time to time, in exchange for shares of the capital stock of this Corporation to the extent of the capital herein fixed or as the same may hereafter be increased, such property or shares of the capital stock of any other corporation or corporations as the Board of Directors shall deem of advantage to it, at such valuation of the property or shares so acquired as in the judgment of said Board shall be fair and just.

     Without in any particular limiting any of the objects, or purposes or powers of this Corporation, the business or purpose of the Corporation shall be from time to time to do any one or more or all of the acts and things herein set forth, and all such other acts, things and business or businesses in any manner connected therewith, or necessary, incidental, convenient or auxiliary thereto, or calculated directly or indirectly to promote the interests of the Corporation or enhance the value of or render profitable any of its property or rights, as such a corporation may lawfully do; and in carrying on its business, or for the purpose of attaining or furthering any of its objects, to do any and all acts and things, and to exercise any and all other powers which a co-partnership or natural person could do and exercise, and which now or hereafter may be authorized by law, and either as, or by and through principals, agents, attorneys, trustees, contractors, factors, lessees, or otherwise, either alone or in conjunction with others, and in any part of the world; and in addition to have and to exercise all the rights, powers and privileges now or hereafter belonging to or conferred upon corporations organized under the provisions of law authorizing the formation of such corporations, but nothing herein contained is to be construed as authorizing this Corporation to carry on the business of discounting bills, notes or other evidences of debt, of receiving deposits of money, or foreign coins, or buying and selling bills of exchange, or of issuing bills, notes or other evidences of debt for circulation as money.

     To conduct its business in all of its branches in the State of Delaware, other States, the District of Columbia, the territories and colonies of the United States, and in foreign countries, and to have one or more offices out of the State of Delaware, to hold, purchase, mortgage and convey real and personal property both within and without the State of Delaware.

     To borrow money, to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests and franchises, including any or all shares of stock, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness at any time owned by it.

     To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     Nothing hereinabove stated shall be construed to give this Corporation any rights, powers or privileges not permitted by the laws of the State of Delaware to corporations organized under the statutes of the State of Delaware.

     The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

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     Fourth: The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 255,000,000 of which 5,000,000 shares shall be Preferred Stock (hereinafter called "Preferred Stock") of the par value of $5 per share and 250,000,000 shares shall be Common Stock (hereinafter called "Common Stock") of the par value of $1.60 per share.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the express grant of authority to the Board of Directors of the Corporation to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock which are not fixed by this Certificate of Incorporation, are as follows:

          1. Shares of Preferred Stock may be issued from time to time in one or more series as in this Article Fourth provided. All shares of Preferred Stock shall be of equal rank and shall be identical in all respects, except in respect of the particulars fixed by the Board of Directors for series of the Preferred Stock as permitted by the provisions of this Article Fourth. Each series of Preferred Stock shall be distinctively designated, and all shares of any one series of Preferred Stock shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon shall be cumulative.

          2. Authority is hereby expressly granted to the Board of Directors, by resolution or resolutions, from time to time to create and provide for the issuance of series of the Preferred Stock and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the creation and issue of shares of such series the following provisions of the shares of such series, so far as not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred
     Stock:

               (a) The designation of such series and the number of shares which shall constitute such series;

               (b) The dividend rate per annum, if any, at which holders of shares of such series shall be entitled to receive dividends, whether or not dividends on the shares of such series shall be cumulative, the times at which and the quarterly dividend periods for which dividends on such series shall be paid, the date or dates, if any, from which dividends shall be cumulative and the other conditions, if any, on which such dividends shall be paid;

               (c) The time or times, if any, at which the shares of such series shall be subject to redemption, in whole or in part, the price or prices to which holders of shares of such series shall be entitled upon such redemption, and the other terms and conditions, if any, on which shares of such series may be so redeemed;

               (d) The amount or amounts and the other rights, if any, to which the holders of shares of such series shall be entitled upon the dissolution, liquidation or winding up of the affairs of the Corporation or upon any other distribution of the assets of the Corporation;

               (e) The sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares of such series and, if any such fund is so provided for the benefit of such shares, the amount of such fund and the manner of its application;

               (f) The extent of the voting powers, if any, of the shares of such series;

               (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof, of the Corporation and, if so convertible or exchangeable, the conversion or exchange price or prices or rate or rates, the adjustments thereof and the other terms and conditions, if any, on which shares shall be so convertible or exchangeable; and

               (h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series as are not fixed and determined in this Article Fourth.

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     3.   The powers, preferences and rights, and the qualifications, limitation or restrictions thereof, applicable to the Preferred Stock of all series are as follows:

          (a) Out of the funds of the Corporation legally available for dividends, the holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cash dividends at such rate, and no more, and payable at such times and for such quarterly dividend periods as shall be fixed for such series by the Board of Directors as herein permitted. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent fixed by resolution of the Board of Directors. Accumulations of dividends, if any, shall not bear interest.

          No such dividend shall be paid or declared and set apart for payment on any share of Preferred Stock for any quarterly dividend period unless a dividend for the same quarterly dividend period and all past quarterly dividend periods, if any, ending within such quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be or have been paid or declared and set apart for payment on all shares of Preferred Stock of all series then outstanding and entitled to receive dividends for such quarterly dividend period or for any past quarterly dividend period, if any, ending within such quarterly dividend period.

          In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend, other than a dividend payable in shares of Common Stock or any other class of stock ranking junior to the Preferred Stock as to the distribution of assets and the payment of dividends (the Common Stock, and any such other class of stock being hereinafter sometimes referred to as "junior stock"), be declared or paid upon, nor shall any distribution be made upon, any junior stock, nor shall any shares of junior stock be purchased or redeemed by the Corporation other than in exchange for junior stock, nor, shall any monies be paid or made available for a sinking fund for the purchase or redemption of any junior stock, unless in each instance dividends on all outstanding shares of the Preferred Stock for all past dividend periods shall have been paid and the dividend on all outstanding shares of the Preferred Stock for the then applicable current quarterly dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart.

          (b) The Corporation, at its election expressed by resolution of the Board of Directors, may redeem the shares of any series of the Preferred Stock at such time or times, at such price or prices and on such other terms and conditions (not inconsistent with the provisions of this subparagraph (b)) as are fixed for such series by the Board of Directors as permitted herein plus, in each case, an amount equal to all dividends accrued and unpaid on such series of Preferred Stock to and including the date fixed for redemption (the total sum so payable per share on any such redemption being hereinafter called the "Redemption Price" and the date fixed for redemption being hereinafter called the "Redemption Date"). If as permitted by the terms fixed for such series by the Board of Directors, less than all outstanding shares of any series of Preferred Stock are to be redeemed, the shares of said series to be redeemed shall be chosen by lot or pro rata in such equitable manner as the Board of Directors may determine.

          Notice of every such redemption shall be mailed not less than 30 nor more than 90 days in advance of the Redemption Date to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

          From and after the Redemption Date (unless the Corporation shall default in paying or providing the funds necessary for the payment of the Redemption Price of the shares so called for redemption) the right to receive dividends on all shares of Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of the shares of Preferred Stock so called for redemption shall forthwith, after the Redemption Date, cease and terminate, excepting only the right of such holders to receive the Redemption Price for such shares but without interest, and such shares shall no longer be deemed outstanding. Any funds so set aside by the Corporation and unclaimed at the end of six years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the Redemption Price.


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          If, on or after the giving of notice of redemption but before the
     Redemption Date, the Corporation shall deposit with any bank or trust company doing business in the Borough of Manhattan, City of New York, New York, having capital and surplus of at least $10,000,000, in trust to be applied to the redemption of the shares of Preferred Stock so called for redemption, the funds necessary for such redemption, then all rights of the holders of the shares of Preferred Stock so called for redemption shall forthwith, after the date of such deposit, cease and terminate (excepting only the right of such holders to receive the Redemption Price therefor but without interest and the right to exercise any conversion privilege not theretofore expired), and such shares shall not, after the date of such deposit, be deemed outstanding. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the making of such deposit shall be returned to the Corporation. In case the holders of shares of Preferred Stock so called for redemption shall not, at the end of six years from the Redemption Date, have claimed any funds so deposited, such bank or trust company shall upon the request of the Corporation pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Redemption Price.

          Any interest accrued on funds set aside or deposited for purposes of redemption as above provided shall be paid to the Corporation from time to time.

          Shares of any series of Preferred Stock which have been redeemed, retired or purchased by the Corporation (whether through the operation of a sinking or purchase fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of the Corporation of any other class or classes, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock.

          (c) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash for each share equal to the amount payable on such share in such event provided for by the Board of Directors as permitted herein for the series of Preferred Stock of which such share is a part plus, in each case, an amount equal to all dividends accrued and unpaid on such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock.

          If upon any such liquidation, dissolution or winding up of the Corporation its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock of all series are entitled as above provided, the entire remaining net assets of the Corporation shall be distributed among the holders of Preferred Stock of all series in amounts proportionate to the full amounts to which they are respectively so entitled.

          Neither the merger nor consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this subparagraph (c).

     4. (a) Except for such voting powers as may be granted to the holders of Preferred Stock by law, subparagraph (b) of this paragraph 4, or as may be granted to the holders of any one or more series of Preferred Stock by the Board of Directors in accordance with paragraph 2(f) of this Article Fourth, voting power shall be vested exclusively in the Common Stock. At every meeting of the stockholders of the Corporation every holder of Common Stock entitled to vote shall be entitled to one vote for each share of Common Stock registered in his name on the books of the Corporation and, except as otherwise herein or by law provided, the Common Stock and Preferred Stock of the Corporation (and any other capital stock of the Corporation at the time entitled thereto), shall vote together as a class.

     (b) At any time when six (6) quarterly dividends on any one or more series of Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of

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     stockholders or special meeting held in place thereof at which time the number of directors constituting the Board of Directors shall be increased by two, voting as a class, whether or not the holders thereof shall otherwise be entitled to vote, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Preferred Stock, to vote for and elect two members of the Board of Directors of the Corporation to all such newly-created directorships. At any time when six (6) quarterly dividends on any one or more series of non-cumulative Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders or special meeting held in place thereof at which time the number of directors constituting the Board of Directors shall be increased by two, voting as a class, whether or not the holders thereof shall otherwise be entitled to vote, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Preferred Stock, to vote for and elect two members of the Board of Directors of the Corporation to fill such newly-created directorships. All rights of all series of Preferred Stock to participate in the election of directors pursuant to this subparagraph 4(b) shall continue in effect, in the case of all series of Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or special meeting held in place thereof, or, in the case of all series of non-cumulative Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders or special meeting held in place thereof. Whenever the holders of the Preferred Stock shall be divested of such voting right hereinabove provided, the directors so elected by the Preferred Stock shall thereupon cease to be directors of the Corporation and thereupon the number of directors shall be reduced by two or four, as the case may be. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board of Directors pursuant to this subparagraph 4(b) shall be entitled to vote for and elect the balance of the Board of Directors. Each stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of Stock held of record by him at the time entitled to voting rights.

          (c) Subject to the provisions of this Article Fourth and any further provisions prescribed in accordance herewith, and after making such provisions, if any, as the Board of Directors may deem advisable for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors, in their discretion, may deem necessary or advisable and in the best interests of the Corporation, then, and not otherwise, the holders of the junior stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

          (d) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, if the holders of all series of the Preferred Stock shall have received all the amounts to which they shall be entitled in such event in accordance with the provisions of this Article Fourth and any further provisions prescribed in accordance herewith, the holders of the junior stock shall be entitled, to the exclusion of the holders of the Preferred Stock of all series, to share in all the remaining assets of the Corporation available for distribution to the stockholders.

     5. There hereby is fixed and determined the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the first series of the Preferred Stock, par value $5.00 per share, which shall consist of 370,000 shares and shall be designated as Series A Junior Participating Preferred Stock (the "Preferred Shares").

Special Terms of the Preferred Shares

     Section 1. Dividends and Distributions. (a) The rate of dividends payable per share of Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment

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Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 500 times the aggregate per share amount of all cash dividends and 500 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock by reclassification or otherwise, declared on the Common Stock, $1.60 par value, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Preferred Shares. Dividends on the Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after August 30, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Dividends shall begin to accrue and be cumulative on outstanding Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall being to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 2. Voting Rights. In addition to any other voting rights required by law, the holders of Preferred Shares shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each Preferred Share shall entitle the holder thereof to 600 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
     (i) declare any dividend on Common Stock payable in shares of Common Stock,
     (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which the holders of Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in the Restated Certificate of Incorporation or by law, the holders of Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     Section 3. Reacquired Shares. Any Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution(s) of the Board of Directors.

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     Section 4. Liquidation, Dissolution or winding up. In the event of any voluntary of involuntary liquidation, dissolution or winding up of the Corporation, the holders of Preferred Shares shall be entitled to receive the greater of (a) $500.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 500 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 500 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock Outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 6. No Redemption. The Preferred Shares shall not be reasonable.

     Section 7. Ranking. The Preferred Shares shall rank junior to all other series of the Corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 8. Fractional Shares. Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Shares.

          6. Except as may be provided in the provisions fixed by the Board of Directors for any series of Preferred Stock, the number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

     Fifth. The amount of capital stock with which this Corporation will commence business is $1,000.

     Sixth. This Corporation is to have perpetual existence.

     Seventh. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     Eighth. The government of this Corporation shall be vested in and its affairs shall be conducted by a Board of Directors. The number of Directors of the Corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws. In case of any increase in the number of Directors, the additional Directors may be elected by the Directors or by the stockholders at an annual or special meeting, as shall be provided in the By-Laws.


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


     1. In case of any vacancy in the Board of Directors through death, resignation or otherwise, the Board of Directors may elect a successor to hold office for the unexpired portion of the term of the Director whose office shall be vacant, and until the election of a successor.

     2. The Directors from time to time may determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, unless expressly so authorized by statute or by a resolution of the stockholders or the Directors.

     3. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors' interest, or for any other reason.

     4. The Board of Directors, by the affirmative vote of the majority of the whole Board, may appoint from the Directors an Executive Committee, of which a majority shall constitute a quorum; and, to such extent as shall be provided in the By-Laws, such Committee may exercise all the powers of the Board including the power to cause the seal of the Corporation to be affixed to any papers or documents by it executed.

     5. The Board of Directors shall have power and authority, without the assent or vote of the stockholders, to authorize the execution and delivery of any mortgage, pledge or other liens, without limit as to amount, upon the real and personal property of the Corporation, or any part or parts thereof, for the purpose of securing the payment of its bonds or other obligations.

     6. Subject always to the By-Laws made by the stockholders, the Board of Directors may make By-Laws, and from time to time may alter, amend or repeal any By-Law or By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting, or at any special meeting, provided notice of such proposed alteration or repeal be included in the notice of such special meeting.

     7. The Directors shall have power, with the consent in writing of the holders of a majority of the voting stock of the Corporation issued and outstanding, or upon the affirmative vote of the holders of a majority of its stock issued and outstanding having voting power, to sell, lease or exchange all of its property and assets, including its good will and its corporate franchises, for cash or for fully paid stock or bonds or both or other obligations of any company upon such terms and conditions as the Board of Directors deem expedient and for the best interests of the Corporation; to determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and in their discretion the Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring the bonds or other obligations or shares of capital stock of the Corporation, to such extent and in such manner and upon such terms as the Directors shall deem expedient; but shares of such capital stock so purchased or acquired may be resold unless such shares shall have been retired for the purpose of decreasing the Corporation's capital stock as provided by law.

     8. The Board of Directors is invested with complete and unrestricted authority in the management of all the affairs of the Corporation and is authorized to exercise for such purposes, as the general agent of the Corporation, its entire corporate authority.

     9. No holder of any stock of this Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this Corporation, or of any additional stock of this Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of this Corporation, or

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

of bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation, but any such unissued stock or any such additional authorized issue of new stock, or of securities convertible into stock, may be issued and disposed of by the Board of Directors, to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in their discretion, determine, without offering to the stockholders then of record, or any class of stockholders, or any stockholders, any thereof, on the same terms or on any terms.

     10. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless to the provisions of the statutes of Delaware, of this Certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the Directors which would have been valid if such By-Laws had not been made.

     Ninth: Notwithstanding any provision in this Certificate of Incorporation to the contrary (including, without limitation, paragraphs 3 and 7 of Article Eighth hereof), except as set forth in the penultimate subparagraph of this Article Ninth, the affirmative vote or consent of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Article Ninth as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of this Corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of this Corporation to, or any sale or lease to this Corporation or any subsidiary thereof in exchange for securities of this Corporation of any assets (except assets having an aggregate fair market value of less than $10,000,000) of, any other corporation, person or other entity, if, in either case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors considered for the purposes of this Article Ninth as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.

     For the purposes of this Article Ninth, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1969, and (b) the outstanding shares of any class of stock of this Corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     The Board of Directors shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information known to this Corporation, whether (i) such other corporation, person or other entity beneficially owns more than 10% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors, (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired by this Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $10,000,000 and (iv) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article Ninth.

     The provisions of this Article Ninth shall not be applicable to (i) any merger or consolidation of this Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of this Corporation to, or any sale or lease to this Corporation or any subsidiary thereof in exchange for securities of this Corporation of any assets of, any other corporation, person or other entity, if the Board of Directors of this Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or entity with respect to and substantially consistent with such transaction prior to the time that such other corporation, person or entity shall have become a holder of more than 10% of the outstanding shares of stock of this Corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this Corporation and its subsidiaries.

     No amendment to the Certificate of Incorporation of this Corporation shall amend, alter, change or repeal any of the provisions of this Article Ninth, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of this Corporation entitled to vote in elections of directors, considered for the purposes of this Article Ninth as one class.

     Tenth. The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

     1. A Director of this Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this paragraph 1 of Article Tenth shall not affect the restriction hereunder of a Director's personal liability for any act or omission occurring prior to such modification or repeal.

     2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporations's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. The modification or repeal of this paragraph 2 of Article TENTH shall not adversely affect the right to indemnification of any Director or Officer hereunder with respect to any act or omission occurring prior to such modification or repeal.

     Eleventh. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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